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                             COMSHARE, INCORPORATED

                 NINTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement (as amended, supplemented, modified or restated from time to time, the "Credit Agreement"), dated as of September 23, 1997, by and among Comshare, Incorporated (the "Company") and Comshare Limited (the "Borrowing Subsidiary") (together the "Borrowers") and Harris Trust and Savings Bank (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Bank waive certain Events of Default under, and amend certain provisions of, the Credit Agreement, and the Bank will do so under the terms and conditions set forth in this Ninth Amendment to Credit Agreement and Waiver (this "Amendment").

1.       WAIVER.

         (a) During the period ending June 30, 2002, the Company was in violation of the financial covenants in Sections 8.7 (Net Worth), 8.8 (Fixed Charge Coverage Ratio) and 8.9 (Minimum EBITDAL) of the Credit Agreement (the "Violations"). Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Bank hereby waives any Default or Event of Default that would otherwise exist under the Credit Agreement by virtue of the Violations.

         (b) The waiver under this Section 1 shall be limited specifically as written herein and shall be solely a waiver with respect to the above described Violations, and it shall not constitute a waiver of the application of Sections 8.7, 8.8 and 8.9 of the Credit Agreement for any other fiscal period.

2.       AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and is hereby amended as follows:

                  2.1. Revolving Credit. The first sentence of Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:



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                           "The Revolving Credit may be utilized by each
                  Borrower in the form of loans (individually a "Loan" and collectively the "Loans") on a revolving basis in U.S. Dollars and Optional Currencies, all as more fully hereinafter set forth; provided, however, that the aggregate amount of Loans and Letters of Credit outstanding, or the U.S. Dollar Equivalent thereof, for Loans or Letters of Credit denominated in an Optional Currency, shall not at any one time shall exceed $7,000,000 (such amount, as the same may be reduced pursuant to Section 3.4 hereof, being hereinafter referred to as the "Commitment")."

                  2.2. Mandatory Prepayment. Section 3.3 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "Section 3.3. Mandatory Prepayment. The Borrowers
                  covenant and agree that the aggregate outstanding amount of Loans and Letters of Credit denominated in Optional Currencies shall be revalued at the time of any extension of credit or of any creation, conversion or continuation of a Eurocurrency Portion (each a "Revaluation Event"). If (1) at the time of any Revaluation Event, the aggregate amount of Loans and Letters of Credit then outstanding, using the U.S. Dollar Equivalent thereof determined at such time, for Loans or Letters of Credit denominated in an Optional Currency, or (2) at any time, the sum of the aggregate Original Dollar Amount of Loans and Letters of Credit then outstanding, shall be in excess of (in the case of either clauses (1) or (2), above), the Commitment then in effect, the Borrowers shall immediately and without notice or demand pay over the amount of the amount of the excess to the Bank as and for a mandatory prepayment on the Note until payment in full thereof. Each such prepayment shall be accompanied by accrued interest on the amount prepaid to the date of prepayment plus any amounts due to the Bank under Section 11.5 hereof."

                  2.3. Definition Deletions. The definition of "Borrowing Base" in Section 5 of the Credit Agreement shall be and is hereby deleted in its entirety.

                  2.4. Termination Date. The definition of "Termination Date" in
         Section 5 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "Termination Date" means September 30, 2003, or such
                  earlier date on which the Commitment is terminated in whole pursuant to Section 3.4, 9.2 or 9.3 hereof, or such later date to which the Termination Date is extended pursuant to Section
                  12.4 hereof."




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                  2.5. All Advances. Subsection (c) of Section 7.1 of the Credit
         Agreement shall be amended and restated in its entirety to read as follows:

                           "(c) in the case of any request for a Loan or for
                  issuance of a Letter of Credit, after giving effect to such extension of credit, the aggregate amount of Loans and Letters of Credit then outstanding, using the U.S. Dollar Equivalent thereof determined at such time, for Loans or Letters of Credit denominated in an Optional Currency, shall not exceed the Commitment;"

                  2.6. Initial Advances. Subsection (g) of Section 7.2 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "(g)     [INTENTIONALLY OMITTED]"

                  2.7. Financial Reports. Section 8.5(a) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "(a)     [INTENTIONALLY OMITTED]"

                  2.8. Net Worth. Section 8.7 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "Section 8.7. Net Worth. The Company shall not, as of
                  the last day of each calendar quarter, permit Net Worth to be less than the Minimum Required Amount. For purposes of this Section, the term "Minimum Required Amount" shall mean as of any time for which the same is to be determined (i) $17,191,000 from July 1, 2002 through and including September 30, 2002, (ii) $17,798,000 thereafter and through and including December 31, 2002, (iii) $18,487,000 thereafter and through and including March 31, 2003, (iv) $20,691,000 thereafter, and provided that the Minimum Required Amount shall be increased above such amount (but never decreased) as of July 1, 2003 and each July 1 thereafter by an amount (if positive) equal to 50% of Net Income for the then most recently completed fiscal year of the Company."

                  2.9. Fixed Charge Coverage Ratio. Section 8.8 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                            "Section 8.8. Fixed Charge Coverage Ratio. The
                  Company shall not, as of each date set forth below (commencing on September 30, 2002), permit the Fixed Charge Coverage Ratio to be less than indicated below for such period:




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                                                          FIXED CHARGE
         DURING THE PERIOD                               COVERAGE RATIO
                                                         FOR SUCH PERIOD
                                                        SHALL NOT BE LESS
                                                              THAN:

         The twelve calendar            9/30/02              0.29 to 1
         months ending

         The twelve calendar            12/31/02             0.73 to 1
         months ending

         The twelve calendar           3/31/03 and           1.25 to 1"
         months ending                each calendar
                                         quarter
                                        thereafter

                  2.10. Minimum EBITDAL. Section 8.9 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "Section 8.9. Minimum EBITDAL. As of the last day of
                  each fiscal quarter of the Company (commencing with the fiscal quarter ending on September 30, 2002) during the periods specified below, the Company will earn EBITDAL, for the period of four consecutive fiscal quarters of the Company then ended, in an amount not less (i) $986,000 for the four fiscal quarter period ending September 30, 2002, (ii) $2,485,000 for the four fiscal quarter period ending December 31, 2002, and (iii) $5,000,000 for each four fiscal quarter period thereafter."

                  2.11. Borrowing Base Certificate. Exhibit B to the Credit Agreement shall be and is hereby deleted in its entirety.

3.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                   (a) The Borrowers and the Bank shall have executed and delivered this Amendment.

                   (b) The Guarantors and each party signatory to that certain Debt Subordination Agreement dated September 23, 1997 shall have each executed and delivered to the Bank their consent to this Amendment in the forms set forth below.




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                  (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

                  (d) The Company shall have paid to the Bank an amendment fee in the amount of $10,500.

                  (e) The Company shall have deposited no less than $7,400,000 in cash into a collateral account with the Bank.

                  (f) The Company and the Bank shall have entered into an amendment to the Security Agreement in form and substance acceptable to the Bank.

4.       REPRESENTATIONS.

         In order to induce the Bank to execute and deliver this Amendment, the Borrowers hereby represent to the Bank that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except as waived herein, and except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the
Bank) and, except as waived herein, the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

5.       MISCELLANEOUS.

        5.1. The Borrowers heretofore executed and delivered to the Bank the Security Agreement, Pledge Agreement and certain other Collateral Documents. The Borrowers hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrowers thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not (except as amended in conjunction herewith) be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.




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        5.3. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

        5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.


                           [SIGNATURE PAGE TO FOLLOW]






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         This Ninth Amendment to Credit Agreement and Waiver is dated as of
September 30, 2002.

                            COMSHARE, INCORPORATED



                            By
                               Name__________________________________________
                               Title_________________________________________

                            COMSHARE LIMITED



                            By
                               Name__________________________________________
                               Title_________________________________________

         Accepted and agreed to as of the date last above written.

                            HARRIS TRUST AND SAVINGS BANK



                            By
                               Name__________________________________________
                               Title_________________________________________







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                     GUARANTORS' ACKNOWLEDGEMENT AND CONSENT


         Each of the undersigned Guarantors heretofore previously executed and delivered to the Bank certain Loan Documents. Each of the undersigned hereby consents to the Ninth Amendment to the Credit Agreement and Waiver (the "Amendment") as set forth above and confirms that the Loan Documents executed and delivered by it and all of the undersigned's obligations thereunder remain in full force and effect and, without limiting the foregoing, each of the undersigned acknowledges and agrees that notwithstanding the execution and delivery of the Amendment, the Loan Documents executed and delivered by each of the undersigned to the Agent remain in full force and effect and the rights and remedies of the Agent and the Lenders, the obligations of each of the undersigned thereunder and the liens and security interests provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Loan Documents referred to above.



                                       COMSHARE (U.S.), INC.
                                       COMSHARE HOLDINGS COMPANY
                                       COMSHARE LIMITED (CANADA)



                                       By
                                         Name________________________________
                                         Title_______________________________


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               SUBORDINATED CREDITORS' ACKNOWLEDGEMENT AND CONSENT


         Each of the undersigned heretofore executed in favor of the Bank a Debt Subordination Agreement dated September 23, 1997. Each of the undersigned hereby consent to the Ninth Amendment to Credit Agreement and Waiver as set forth above and confirms that the Debt Subordination Agreement and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Debt Subordination Agreement referred to above.

                                       COMSHARE, INCORPORATED
                                       COMSHARE (U.S.), INC.
                                       COMSHARE LIMITED
                                       COMSHARE HOLDINGS COMPANY
                                       COMSHARE LIMITED (CANADA)



                                       By
                                         Name_________________________________
                                         Title________________________________